Exhibit 10.2

EXECUTION VERSION

SALE AND PURCHASE AGREEMENT

between

AMG COMVEST SENIOR LENDING FUND,

as Seller

and

AMG COMVEST SENIOR LENDING FUND LL1 SPV, LLC,

as Purchaser

Dated as of July 16, 2024

-i-

-ii-

This SALE AND PURCHASE AGREEMENT, dated as of July 16, 2024 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between AMG Comvest Senior Lending Fund, a Delaware statutory trust, as seller (the “Seller”) and AMG Comvest Senior Lending Fund LL1 SPV, LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, on and after the Closing Date, the Seller may, from time to time on each Purchase Date, sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Purchase Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to the Loan Assets mutually agreed by the Seller and the Purchaser;

WHEREAS, to effect the sale, assignment, and contribution of such Transferred Assets, the Seller, from time to time, has entered into, and may in the future enter into an Assignment Agreements with the Purchaser, pursuant to which all of the Seller’s right, title and interest in and to the Transferred Assets set forth therein have been or will be conveyed by the Seller to the Purchaser; and

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets under each Assignment Agreement and this Agreement is a “true sale” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the loan and servicing agreement dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, the Seller, as transferor and servicer, each of the lenders from time to time party thereto, Western Alliance Trust Company, N.A., as the account bank, the collateral custodian and the collateral administrator, and Sumitomo Mitsui Banking Corporation, as the administrative agent and the collateral agent. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

“Agreement” has the meaning set forth in the preamble hereto.

“Assignment Agreement” means any assignment and assumption agreement, assignment and acceptance agreement or similar assignment agreement at any time entered into between the Seller and the Purchaser, and if applicable, accepted by the agent or trustee under any Underlying Instrument for the purpose of conveying the Seller’s right, title and interest in and to the Loan Assets set forth therein to the Purchaser.

“Convey” or “Conveyed” means to sell, transfer, assign, contribute or otherwise convey assets hereunder, and “Conveyed” has a corresponding meaning.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Indorsement” has the meaning specified in Section 8.102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Initial Loan Assets” means the Loan Assets to be transferred on the Purchase Date of the Initial Conveyance, a schedule of which is attached hereto as Schedule A.

“Purchase Date” means the date of the Initial Conveyance and each Subsequent Conveyance Date.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Repurchase Date” means a date that is no later than ten (10) Business Days following the earlier of (i) knowledge by Purchaser of any Loan Asset being a Warranty Loan Asset or (ii) receipt by Purchaser from the Administrative Agent or the Seller of written notice that such Loan Asset is a Warranty Loan Asset.

“Repurchase Price” has the meaning set forth in the Loan Agreement.

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transfer Documents” has the meaning set forth in Section 2.4.

“Transferred Assets” means each Loan Asset Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Underlying Instrument” means the credit agreement, loan agreement, indenture or other agreement pursuant to which a Transferred Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Transferred Asset or of which the holders of such Transferred Asset are the beneficiaries.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(i) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(ii) reference to any gender includes each other gender;

(iii) reference to day or days without further qualification means calendar days;

(iv) unless otherwise stated, reference to any time means New York time;

(v) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vi) reference to any agreement (including any Transaction Document or Underlying Instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(viii) references to “including” means “including, without limitation”; and

(ix) reference to “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.

SECTION 1.5 References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Seller and the Purchaser shall execute and deliver (i) this Agreement and (ii) for each Transferred Asset included in the Initial Loan Assets, the Assignment Agreement required pursuant to the applicable Underlying Instrument governing such Transferred Asset. As of the Closing Date, the Seller Conveys to the Purchaser without recourse except to the extent specifically provided herein, and the Purchaser accepts Conveyance from the Seller of all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in the Transferred Assets, including Transferred Assets in the Initial Loan Assets on the Closing Date (the “Initial Conveyance”).

(b) After the Initial Conveyance, the Seller may Convey additional Loan Assets to the Purchaser by delivering written notice thereof to the Administrative Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (each, a “Subsequent Conveyance Date”) and attaching a schedule of Loan Assets that supplements the Initial Loan Assets identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser without recourse except to the extent specifically provided herein, and the Purchaser shall accept such Conveyance, on the applicable Subsequent Conveyance Date (each such Conveyance being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Transferred Asset.

(c) The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by any obligor in respect of the Transferred Assets to make any distributions owed by them under the Transferred Assets. Except with respect to breach of representations, warranties and covenants expressly stated in this Agreement, the Seller Conveys each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(d) Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Loan Asset hereunder, the Purchaser has no rights to or claim of benefit from any Loan Asset (or any interest therein) owned by the Seller.

(e) The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets.

(f) The Seller shall have no right hereunder to reacquire any of the Transferred Assets, and the Purchaser shall be entitled to dispose of any Transferred Assets in its discretion and shall have no duty or obligation to account to the Seller in respect thereof nor any recourse to the Seller in connection with any such disposition.

(g) The Seller and the Purchaser each acknowledges, agrees, represents and warrants that there are no other agreements related to the sale and purchase of the Transferred Assets other than this Agreement and any related Assignment Agreement and (i) this Agreement and any related Assignment Agreement represents the agreement between the parties with respect to the transactions subject of and contemplated by this Agreement, (ii) this Agreement is not an attempt to hide the true agreement between the parties, and (iii) the parties to this Agreement do not and will not depart from its terms with respect to the matters subject thereof.

SECTION 2.2 Backup Security Interest.

(a) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder shall be characterized as loans and not as sales, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law, (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing and (iii) the Purchaser and the Seller each represents and warrants as to itself that each remittance (if any) from the Purchaser to the Seller with respect to the Conveyances has been (x) in payment of an obligation incurred by the Purchaser in the ordinary course of business or financial affairs of each of the Seller and the Purchaser and (y) made in the ordinary course of business or financial affairs of each of the Seller and the Purchaser. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the Underlying Instruments, all the rights and remedies of a secured party under any applicable UCC.

(b) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

(c) In connection with the Initial Conveyance, the Seller agrees to file promptly after the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(d) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such additional financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its records noting the Conveyance to the Purchaser of the Transferred Assets, as necessary. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

SECTION 2.3 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis (including in the event of a change of tax law) the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of (x) any acts or omissions of the Seller constituting gross negligence or willful misconduct or (y) any acts or omissions of the Seller constituting a breach by the Seller of its obligations under this Agreement or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the day such representation was made; provided that such Indemnified Amounts shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party, (y) related to the performance of the Transferred Asset or (z) that arise from any dispute not involving any act or omission of the Seller that is solely between or among any Indemnified Party and any assignee or pledgee contemplated hereunder or by any other agreement, document or instrument entered into in connection therewith. This Section 2.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 2.4 Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Transferred Asset be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of indorsement) required to be executed and delivered in connection with (a) the acquisition of any such Transferred Asset as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of any such Transferred Asset in accordance with the terms of the applicable Underlying Instruments may reflect that the Seller (or any affiliate thereof or any third party from whom the Seller may purchase any such Transferred Asset) is assigning such Transferred Asset directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of indorsement) shall be deemed to impair the transfer of the related Transferred Asset by the Seller to the Purchaser in accordance with the terms of this Agreement. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the Underlying Instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase such Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

SECTION 2.5 Assignments. It is the intention of the Seller and the Purchaser that this Agreement, the Initial Loan Assets and each Purchase Notice (collectively, the “Transfer Documents”) shall be supplemented by, and shall supplement, each Assignment Agreement required to be executed under any Underlying Instrument relating to any Transferred Asset, and that whenever possible, each provision of the Transfer Documents shall be interpreted in such manner as to be effective and valid under each applicable Underlying Instrument and without replacing or superseding such Assignment Agreement. However, to the extent that there is a conflict or inconsistency between any provision of any Transfer Document, on the one hand, and any provision of any Assignment Agreement, on the other hand, such Assignment Agreement shall control and prevail to the extent any such conflict or inconsistency would invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of such Transfer Document or the remaining provisions of the Transfer Documents, and to the extent any provision of any Transfer Document would conflict with the Underlying Instrument applicable to any Transferred Asset in a manner that would invalidate the sale, transfer and assignment contemplated hereby, such Underlying Instrument shall be controlling as to such provision without invalidating the remainder of such provision or the remaining provisions of the Transfer Documents. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any Transfer Document or Assignment Agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related Underlying Instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase such Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date, and such transaction shall be on terms no less favorable to the Seller than the Seller would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate and on terms no less favorable to such Purchaser than such Purchaser would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

SECTION 3.2 Payment of Purchase Price. The Purchase Price for the Transferred Assets Conveyed shall be paid on the related Purchase Date, at the option of the Seller (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Purchaser in an amount equal to the unpaid portion of the Purchase Price, as specified by the Seller in the Purchase Notice, in exchange for equity interests in the Purchaser.

Upon the payment of the Purchase Price for any Conveyance, title to the Transferred Assets included in such Conveyance shall vest in the Purchaser, whether or not the conditions precedent to such Conveyance and the other covenants and agreements contained herein were in fact satisfied; provided that, the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Purchase Date:

(a) Status.

(i) It is a statutory trust, duly formed and validly existing in good standing under the laws of the State of Delaware.

(ii) It has the power to own its assets and carry on its business as it is being conducted.

(b) Binding obligations.

(i) The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(ii) Without limiting the generality of paragraph (i) above, each security document relating to the transactions contemplated under the Loan Agreement to which it is a party creates the security interests which that security document purports to create and those security interests are valid and effective and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Purchaser or otherwise.

(c) Non-conflict with other obligations. The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with any law or regulation applicable to it in any material respect or its bylaws.

(d) Power and authority. It has the power to enter into and perform, and has taken all necessary action to authorize its entry into and performance of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

(e) Validity and admissibility in evidence. All authorizations required or desirable:

(i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii) to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect, except those the failure of which to obtain or effect would not reasonably be expected to result in a Material Adverse Event (as defined in clause (h) below).

(f) Governing law and enforcement. Any:

(i) submission under the Transaction Documents to which it is a party to the jurisdiction to which it is stated to be subject; and

(ii) agreement as to the governing law of any such Transaction Document,

is legal, valid and binding and will be recognized and enforced under the governing laws of each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Transaction Documents, as applicable.

(g) Taxes. It has filed all tax returns (if any) in a timely manner which are required to be filed by it, and has paid all taxes (if any) due pursuant to such returns or pursuant to any assessment made against it or any of its property and assets or any other taxes, fees or other charges imposed on it or any of its property and assets by any taxing authority (other than those taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller); no material tax lien has been filed; and no material claim is being asserted, in each case other than claims asserted for taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller with respect to any such tax lien, tax, fee or other charge.

(h) No default or material adverse effect.

(i) No Event of Default has occurred and is continuing that resulted from any action or inaction of the Seller.

(ii) No other event or circumstance has occurred and is continuing which would reasonably be expected to result in a material adverse effect on (i) the business or financial condition of the Seller; (ii) the ability of the Seller to perform its obligations under the Transaction Documents; or (iii) the validity or enforceability of, or the effectiveness or ranking of any security interest granted or purporting to be granted pursuant to any of the Transaction Documents or the rights or remedies of any Secured Party under any of the Transaction Documents (each such event, a “Material Adverse Event”).

(i) Information. Any information (other than projections or forward-looking statements general economic data or industry information or information relating to third parties) provided by or on behalf of the Seller in writing to the Secured Parties which has been provided in accordance with the Transaction Documents (including, for the avoidance of doubt, any information relating to a Loan Asset or any obligor in respect of a Loan Asset), in each case was, when taken as a whole, as of the date such information is provided, true and accurate in all material respects and did not contain any material misstatement of fact or omit to state any material fact which made the statements therein, when taken as a whole and in light of the circumstances under which such information was furnished, materially misleading.

(j) Sanctions. Neither the Seller nor, to the best knowledge and belief of the Seller, any director, officer, employee, agent or representative thereof or an Affiliate acting on its behalf and in connection with the business of the Seller, is a Sanctioned Person. The Seller has instituted and maintained policies and procedures designed to promote and achieve compliance with Sanctions. This paragraph shall not apply to the extent it would result in a breach of Council Regulation EC 2271/96.

(k) Anti-Corruption Law; Anti-Money Laundering Laws; Sanctions. The Seller and, to the best knowledge of the Seller, any director, officer, employee, agent or representative thereof or an Affiliate acting on its behalf and in connection with the business of the Seller, has conducted its business in material compliance with Anti-Corruption Laws and anti-money laundering laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(l) No proceedings pending or threatened. No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which are reasonably likely to be adversely determined have been started or, to the best knowledge of the Seller, threatened against it in writing and, which if adversely determined, would reasonably be expected to have result in a Material Adverse Event.

(m) Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its records, are located at 360 S. Rosemary Avenue, Suite 1700, West Palm Beach, FL 33401, or such other locations notified to the Purchaser in accordance with this Agreement. There are currently no, and during the past four months, there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(n) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales, then:

(i) this Agreement creates a valid and continuing Lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest shall be validly perfected under Article 9 of the UCC and is enforceable as such against creditors of and purchasers from the Purchaser;

(ii) the Transferred Assets are composed of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds (each as defined in the UCC) and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein;

(iii) with respect to Transferred Assets that constitute Security Entitlements (A) all of such Security Entitlements have been credited to the Collateral Accounts and the Securities Intermediary has agreed to treat all assets credited to the Collateral Accounts as “Financial Assets” (as defined in the UCC), (B) all steps necessary to enable the Collateral Agent to obtain control within the meaning of Section 9-104 of the UCC with respect to the Collateral Accounts have been taken and (C) the Collateral Accounts are not in the name of any Person other than the Purchaser, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties;

(iv) the Purchaser has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control, the Purchaser (or the Portfolio Manager on its behalf) may cause cash in the Collateral Accounts to be invested or distributed in accordance with the Loan Agreement;

(v) all Collateral Accounts constitute Securities Accounts (as defined in the UCC);

(vi) the Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any lien;

(vii) the Seller has received all consents and approvals required by the terms of any Loan Asset to the sale and granting of a security interest in the Loan Assets hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

(viii) the Seller has authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Delaware;

(ix) the Seller has not filed or authorized the filing of, and is not aware of, any financing statement against the Seller that includes as a description of collateral covering any Loan Asset other than financing statements (A) relating to the security interest granted to the Purchaser and the Collateral Agent under this Agreement or pursuant to any other Transaction Document, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Closing Date;

(x) none of the underlying promissory notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

(xi) with respect to a Transferred Asset that constitutes a Certificated Security (within the meaning of the UCC), such Certificated Security has been delivered to the Collateral Agent or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Collateral Agent, as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such Certificated Security, in each case to be held by the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security (within the meaning of the UCC), by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective.

(o) Fair Consideration; No Avoidance for Loan Asset Payments. With respect to each Transferred Asset sold or contributed hereunder, the Seller sold or contributed such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under title 11 of the United States Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(p) Eligibility of Transferred Assets. Each Transferred Asset Conveyed hereunder, at the time of such Conveyance, is an Eligible Loan Asset (unless waived by the Administrative Agent in accordance with the definition thereof).

(q) Adequate Capitalization; No Insolvency. The Seller is not the subject to a Bankruptcy Event. The Seller is, and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will be adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Transaction

Documents to which it is a party for fair consideration and reasonably equivalent value and without the intent to hinder, delay or defraud any of its creditors or any other Person. The Conveyance by the Seller of the Seller’s interest in the Transferred Assets constitutes a reasonable and practicable action in the ordinary course of the Seller’s business.

(r) True Sale or True Contribution. Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale” or “absolute transfer.”

(s) Selection Procedures. In selecting the Transferred Assets, no selection procedures were employed which are intended to be adverse to the interests of the Purchaser or the Lenders. The Purchase Price has been determined by the Seller in good faith in accordance with Section 3.1.

(t) Payment in Full. The Seller has no knowledge of any fact which leads it or should have led a reasonable person to expect that (and no event has occurred and is continuing which could reasonably be expected to cause) any payments on any Transferred Asset at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (i) the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents, (ii) the validity or enforceability of this Agreement or any of the other Transaction Documents to which it is a party, or (iii) the Transferred Assets or the interests of the Seller therein.

(u) Representations and Warranties True and Correct. Each of the representations and warranties of the Seller contained in the Transaction Documents (other than this Agreement) is true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Event”1, then such representation and warranty shall be true and correct in all respects) and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Purchaser and the Lenders, as if the same were set forth in full in this Agreement.

(v) No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or broker’s fees in connection therewith.

(w) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Clause 5.02(m) of the Loan Agreement.

(x) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Purchaser’s identity as a limited liability company separate from any other Person. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser may from time to time reasonably request, to maintain the Purchaser’s identity as a limited liability company separate from any other Person, and to make it manifest to third parties that the Purchaser is a limited liability company with distinct assets and liabilities and is not a division of the Seller or any other Affiliate.

(y) Transferred Assets. The information contained in Schedule A is true, correct and complete as of such Purchase Date.

(z) Set-Off, etc. At the time of conveyance of each Transferred Asset, such Transferred Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the obligor in respect to such Loan Asset thereof, and such Transferred Asset is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Assets or otherwise, by the Seller or by the obligor with respect to the Loan Assets thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Asset otherwise permitted under the Transaction Documents.

(aa) No Fraud. Each Loan Asset was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, the related obligor with respect to such Loan Asset.

(bb) Notice to Agents and Obligors. The Seller will direct any agent, administrative agent or obligor with respect to a Loan Asset for any Loan Asset included in the Transferred Assets to remit all payments and collections with respect to such Loan Asset directly to the Purchaser.

(cc) Collections. The Seller acknowledges that all interest and principal collections received after the Purchase Date by it or its Affiliates with respect to the Transferred Assets Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the applicable Collateral Account as required in the Loan Agreement. The Seller promptly shall remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, a Transferred Asset that the Seller receives after the applicable Purchase Date.

(dd) Good Faith, etc. The sale of the Transferred Assets by the Seller to the Purchaser is made in good faith and for valuable consideration and not at an undervalue. The sale of the Transferred Assets is for a proper purpose and not made willfully to defeat an obligation owed to a creditor.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Closing Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Event”, then such representation and warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a) Authorizations. The Seller must promptly:

(i) obtain, comply with and do all that is necessary to maintain in full force and effect in all material respects; and

(ii) at the request of the Purchaser, supply, to the extent reasonably available to the Seller, certified copies to the Purchaser of,

any authorization required under any applicable law or regulation to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each jurisdiction in which such authorization is necessary to protect the validity and enforceability of the Transaction Documents, as applicable, in each case the failure of which to obtain would reasonably be expected to result in a Material Adverse Event.

(b) Compliance with laws. The Seller must comply in all material respects with all Applicable Laws.

(c) Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Principal Proceeds (if any) it receives to the Principal Collection Account and all Interest Proceeds (if any) it receives to the Interest Collection Account by the close of business on the second Business Day following the date such proceeds are received by the Seller.

(d) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser;

provided that solely for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f) Payment, Performance and Discharge of Obligations. The Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents.

(g) Taxes. The Seller must ensure the filing on a timely basis in the appropriate office of any tax forms and the Seller must pay or discharge, or cause to be paid or discharged, on a timely basis, all material taxes, assessments and other governmental charges levied or imposed upon it or upon its income, profits, property or assets, in each case, to the extent the Seller is liable for such amounts, except where (i) the amount or validity of such obligations is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Seller or (ii) failure to pay such amounts would not result in a Material Adverse Event, individually, or in the aggregate.

(h) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens. For the avoidance of doubt, this Section 5.1(h) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(i) Change of Name, Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller or Purchaser pursuant hereto (or by the Collateral Agent on behalf of the Seller or Purchaser) in accordance with Section 2.2(a) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least thirty (30) days, prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(j) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets (which, with respect to any Lender, shall only be to the extent of the Seller’s interest therein) Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(k) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute proceeds of any Loan Assets into the Collateral Accounts.

(l) Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Loan Agreement in reliance upon the Purchaser’s identity as a limited liability company separate from any other Person. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a limited liability company separate from any other Person and to make it manifest to third parties that the Purchaser is a limited liability company with distinct assets and liabilities and is not a division of the Seller or any other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Sections 5.01(b), 5.02(a) and 5.02(b) of the Loan Agreement.

(m) Preservation of Existence. The Seller will preserve and maintain its statutory trust existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a statutory trust in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Event.

(n) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and any conveyance fees or recording charges incurred in connection with the transactions contemplated by this Agreement shall be borne by the Seller.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Loan Assets. The Seller agrees that, in the event that any Loan Asset becomes a Warranty Loan Asset, the Purchaser shall Convey such Warranty Loan Asset to the Seller and the Seller shall purchase such Warranty Loan Asset on the related Repurchase Date in exchange for an amount equal to the Repurchase Price. On any Repurchase Date, the Seller shall either (i) pay the applicable Repurchase Price in cash or (ii) subject to Section 2.07(c) of the Loan Agreement, substitute such Warranty Loan Asset for Permitted Investments that have a value at least equal to the Repurchase Price.

It is understood and agreed that the obligation of the Seller to purchase such Warranty Loan Asset is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Transferred Asset which is not collected, not paid, or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related obligor.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Closing Date and any other Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Event”, then such representation and warranty shall be true and correct in all respects) on such date;

(b) All information concerning the Transferred Assets provided to the Purchaser and the Administrative Agent shall be true and correct, when taken as a whole, in all material respects as of such date;

(c) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the Underlying Instruments and the other Transaction Documents to which it is a party as of such date;

(d) The Seller shall have either filed or caused to be filed (or shall have arranged for such filing to be made promptly) the financing statement(s) required to be filed pursuant to Section 2.2(c); and

(e) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by electronic mail, to the intended party, in the manner and at the address of such party set forth in the Loan Agreement.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Required Lenders’ request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

SECTION 8.6 Further Assurances.

(a) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c) The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Loan Assets and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Required Lenders’ request) or the Administrative Agent may reasonably request.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including electronic transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means (including in portable document format (.pdf)) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.9 No Petition Covenant; Limited Recourse. (a) The Seller shall not, as to the Purchaser (i) take any action to, or give or make any consent, instruction, vote, claim, approval, filing or notice to commence (or oppose the dismissal of) any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, rehabilitation, arrangement, adjustment, winding-up, liquidation, sequestration, dissolution, composition, or other relief with respect to the Purchaser or any of the assets or debts of the Purchaser (a “Purchaser Bankruptcy Case”), (ii) join with, cause, solicit or instruct any person or entity to commence (or oppose the dismissal of) such a Purchaser Bankruptcy Case, (iii) move, directly or indirectly, for appointment of a receiver, liquidator, assignee, trustee, custodian, examiner or sequestrator or similar official with respect to the Purchaser or any of the assets or debts of the Purchaser, or (iv) seek any order relating to the winding up, liquidation or dissolution of the Purchaser or a general assignment for the benefit of the Purchaser’s creditors. Notwithstanding any other provisions of this Agreement, the obligations of the Purchaser hereunder shall be payable solely from its assets, subject to any applicable priority of payments specified in the Loan Agreement, and following realization of such assets, any claims against the Purchaser hereunder shall be extinguished. No recourse shall be had for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner or security holder of the Purchaser or the Seller or any of their respective successors or assigns and no recourse shall be had for any obligations against any Affiliate of the Purchaser or the Seller (other than the direct obligations of the Purchaser or Seller hereunder).

SECTION 8.10 Transfer of Seller’s Interest. With respect to each transfer of a Transferred Asset on any Purchase Date, (i) the Purchaser shall, as to each Transferred Asset, be a party to the relevant Underlying Instruments and have the rights and obligations of a lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement, and the applicable Underlying Instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable Underlying Instruments. The Purchaser, the Portfolio Manager or the Collateral Agent will have possession of the related Underlying Instruments (including the underlying promissory notes, if any).

SECTION 8.11 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, are intended by the parties hereto to be express third-party beneficiaries of this Agreement.

SECTION 8.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 8.13 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

AMG COMVEST SENIOR LENDING FUND,
as Seller

By:
	Name:	Cecilio M. Rodriguez
	Title:	CFO

Sale and Purchase Agreement

AMG COMVEST SENIOR LENDING FUND LL1 SPV, LLC, as Purchaser

By: AMG COMVEST SENIOR LENDING FUND, its Managing Member

By:
Name:	Cecilio M. Rodrigfez
Title:	CFO

Sale and Purchase Agreement

SCHEDULE A

to Sale Agreement

Initial Loan Assets

	Obligor Legal Name	Type (Term/ Revolver)	Outstanding Principal Amount (as of Effective Date)	Commitments (as of Effective Date)
1.	DMA Holding Company	Term Loan	$0.00	$0.00
2.	Batteries Plus Holding Corporation	Term Loan	$478,217.20	$478,217.20
3.	Billhighway Intermediate Holdings LLC	Term Loan	$0.00	$0.00
4.	Billhighway Intermediate Holdings LLC	DDTL	$0.00	$0.00
5.	Restaurant Holding Company, LLC	Term Loan	$2,068,912.58	$2,068,912.58
6.	BHP Management Holdings, LLC	Term Loan	$1,268,924.89	$1,268,924.89
7.	BHP Management Holdings, LLC	DDTL	$732,442.72	$732,442.72
8.	Cardiology Management Holdings, LLC	Term Loan	$698,985.91	$698,985.91
9.	Cardiology Management Holdings, LLC	DDTL	$493,266.44	$493,266.44
10.	Cardiology Management Holdings, LLC	DDTL	$16,138.88	$16,138.88
11.	CheckedUp, Inc	Term Loan	$879,241.05	$879,241.05
12.	CheckedUp, Inc	DDTL	$246,485.78	$246,485.78
13.	Discovery SL Management, LLC	Term Loan	$2,153,152.20	$2,153,152.20
14.	Discovery SL Management, LLC	DDTL	$359,608.20	$359,608.20
15.	Firebirds Buyer, LLC	Term Loan	$619,910.67	$619,910.67
16.	Hasa Intermediate Holdings, LLC	Term Loan	$1,407,255.25	$1,407,255.25
17.	Kemper Sports Management, LLC	Term Loan	$1,822,408.55	$1,822,408.55
18.	Kemper Sports Management, LLC	DDTL	$442,199.37	$442,199.37
19.	National Debt Relief LLC	Term Loan	$0.00	$0.00
20.	National Debt Relief LLC	DDTL	$0.00	$0.00
21.	Ol Jack LLC	Term Loan	$1,458,479.31	$1,458,479.31
22.	PDDS Holdco, Inc.	Term Loan	$0.00	$0.00
23.	PDDS Holdco, Inc.	Term Loan	$0.00	$0.00
24.	Select Rehabilitation, LLC	Term Loan	$1,932,861.35	$1,932,861.35
25.	Senior Support Holdings (Franchise) Acquisition, Inc.	Term Loan	$3,536,698.96	$3,536,698.96
26.	Splash Car Wash, Inc	Term Loan	$328,107.90	$328,107.90
27.	XDimensional Technologies, Inc.	Term Loan	$0.00	$0.00
28.	XDimensional Technologies, Inc.	DDTL	$0.00	$0.00

Schedule B

[Form of] Purchase Notice

[Date]

Sumitomo Mitsui Banking Corporation,

as the Administrative Agent

This Purchase Notice is delivered to Sumitomo Mitsui Banking Corporation pursuant to Section 2.1(b) of the Sale and Purchase Agreement, dated as of July 16, 2024 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), among AMG Comvest Senior Lending Fund, as seller (the “Seller”) and AMG Comvest Senior Lending Fund LL1 SPV, LLC, as purchaser (the “Purchaser”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser [as a sale for cash for a Purchase Price of [$][    ] [and] [as a capital contribution in the amount of [$][    ] on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Loan Assets listed on Schedule I hereto, together with all proceeds of the foregoing.

[The Seller hereby requests that the Purchase Price is wired to the Seller pursuant to the wire instructions listed on Schedule II hereto.]

The Seller represents that the conditions of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller has caused this Purchase Notice to be executed and delivered by its duly authorized officer as of the date first above written.

AMG COMVEST SENIOR LENDING FUND

By:
Name:
Title:

Schedule I to Purchase Notice

Loan Assets

[To be attached]

Schedule II to Purchase Notice

Wire Instructions

Bank: [     ]

ABA: [     ]

Account Name: [     ]

Account Number: [     ]

For further credit to account: [      ]